UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12
TOURMALINE BIO, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tourmaline Bio, Inc.
27 West 24th Street, Suite 702
New York, NY 10010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2025
To the Stockholders of Tourmaline Bio, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Tourmaline Bio, Inc., a Delaware corporation (the “Company”), will be held on June 4, 2025, at 9:00 a.m. Eastern time. The Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.proxypush.com/TRML. The meeting will be held for the following purposes:
1.    To elect two Class I directors listed in the attached proxy materials to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, resignation, or removal;
2.    To ratify the selection by the Audit Committee of our board of directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025; and
3.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders who owned our common stock at the close of business on April 15, 2025 (the “Record Date”), can vote at the Annual Meeting or any adjournment or postponement thereof.
Our board of directors unanimously recommends that you vote FOR the election of the director nominees in Proposal No. 1, and FOR Proposal No. 2.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by Internet, by telephone, or by completing, signing, and dating the accompanying proxy card and returning it as soon as possible. If you have received and are using an enclosed return envelope, no postage need be affixed if it is mailed in the United States. If you receive more than one notice or more than one proxy card because your shares are registered in different names or addresses, you should vote each set of shares separately to ensure that all of your shares will be voted. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 4, 2025 at 9:00 a.m. Eastern time: Our proxy materials and annual report to stockholders are available at www.proxydocs.com/TRML.
By Order of the Board of Directors,
/s/ Brad Middlekauff
Brad Middlekauff
Corporate Secretary
New York, New York
April 21, 2025

Tourmaline Bio, Inc.
27 West 24th Street, Suite 702
New York, NY 10010
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD JUNE 4, 2025
We have made available to you this proxy statement and the accompanying proxy card because the board of directors (the “Board”) of Tourmaline Bio, Inc. (referred to herein as the “Company”, “Tourmaline”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held by means of a virtual format on Wednesday, June 4, 2025, at 9:00 a.m. Eastern time.
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 15, 2025 (the “Record Date”), may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person. In order to attend the Annual Meeting, you must register at www.proxydocs.com/TRML. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability (the “Notice”). If, on the Record Date, you are a beneficial owner of shares held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.
•This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone and by email. All costs of the solicitation of proxies will be borne by us. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials via the Internet. Our proxy materials include: (i) this proxy statement, and (ii) our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report on Form 10-K”) with the additional cover materials, which together constitute our 2024 Annual Report to Stockholders (“2024 Annual Report”) (collectively, the “Proxy Materials”). As a result, we are mailing the Notice to most of our stockholders, rather than sending a paper copy of the Proxy Materials. The Notice contains instructions on how to access the Proxy Materials and related documents over the Internet and how to submit a proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email. This process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This proxy statement and the Annual Report on Form 10-K are also available in the “Financials & Filings” section of our website at https://ir.tourmalinebio.com/financials-filings/sec-filings. The references to any of our web addresses in this proxy statement are inactive textual references only and do not constitute incorporation by reference of the information contained at or available through these web addresses.

The Notice and the Proxy Materials are first being made available to stockholders on or about April 21, 2025.
The only voting securities of Tourmaline are shares of our common stock, of which there were 25,684,479 shares outstanding as of the Record Date. We need the holders of a majority in voting power of these shares of common stock to be present or represented by proxy at the Annual Meeting to have a quorum and conduct business at the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
You are receiving the notice of Annual Meeting and related Proxy Materials from us because you owned shares of our common stock as of the Record Date for the Annual Meeting. The Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting.
This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions about such matters. You are requested to vote on the proposals described in this proxy statement and are invited to attend the Annual Meeting.
We intend to make our 2024 Annual Report, this proxy statement, and the accompanying proxy card available on or about April 21, 2025 to all stockholders of record entitled to vote at the Annual Meeting. Beneficial owners will receive notice and electronic access to these materials, and may request physical copies from their respective brokers, custodians or fiduciaries who are holding the shares on their behalf.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 25,684,479 shares of our common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted. To facilitate timely receipt of your proxy, we encourage you to vote by telephone or Internet promptly by following the instructions on the enclosed proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, dealer, or other similar organization that must be followed for that organization to vote your shares per your instructions. Beneficial holders may be required to obtain a legal proxy in order to vote during the meeting.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of Class I directors	Plurality of votes cast	FOR
2. Ratification of appointment of Deloitte & Touche LLP	Majority of votes cast	FOR

Shares voted “Abstain” or “Withhold” will be counted for the purposes of determining whether a quorum has been reached but will have no effect on the approval of matters considered at the Annual Meeting. Votes may be cast by proxy or at the Annual Meeting. A “plurality” of the votes cast on the proposal for the election of directors means that the nominees who receive the most votes, even if less than a majority, will be the nominees elected by stockholders. A majority of votes cast means that the shares voted in favor of a proposal exceed the shares voted against a proposal.
Who can attend the Annual Meeting?
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on the Record Date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person. In order to attend the Annual Meeting, you must register at www.proxydocs.com/TRML. Upon completing your registration, you will receive further instructions via email from Mediant Communications, Inc. (“Mediant”), including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If, on the Record Date, you are a beneficial owner of shares held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” You may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.
For the Annual Meeting, how do I ask questions of management and the Board?
Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. We will not respond to questions that are not pertinent to the Company and in compliance with the rules of conduct for the Annual Meeting.
Where can we get technical assistance if we are having trouble accessing the Annual Meeting or during the Annual Meeting?
If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
How can I vote at the Annual Meeting?
If you were a stockholder of record as of the Record Date, or you hold a legal proxy provided by your brokerage firm, bank, dealer, or other similar organization for the Annual Meeting, you may vote by attending the meeting. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card. See “Who Can Attend the Annual Meeting” above.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting?”
How can I vote my shares without attending the Annual Meeting?
Even if you plan to attend the Annual Meeting, we recommend that you vote before the Annual Meeting, as described below, so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting by Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Submitting a proxy by Internet, telephone, or mail prior to the Annual Meeting will not affect your right to attend the Annual Meeting and vote.

If you hold shares in your own name as a stockholder of record, regardless of whether you received your Annual Meeting materials through the mail or via the Internet, you may vote before the Annual Meeting:
•By Internet. If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card. If you vote by Internet, you do not need to mail in a proxy card.
•By Telephone. If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card. If you vote by telephone, you do not need to mail in a proxy card.
•By Mail. If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
If you vote by Internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior Internet or telephone vote). Your Internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed, and returned your proxy card.
If you hold shares in street name, please refer to the information provided by the institution that holds your shares regarding how to provide them with voting instructions. If you beneficially hold your shares in street name and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-routine,” unless the broker receives specific voting instructions from the beneficial holder. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” below for additional information.
Who counts the votes?
Mediant has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Elections. If you are a stockholder of record, your executed proxy card should be returned directly to Mediant for tabulation. As noted above, if you hold your shares through a broker, your broker will return one proxy card to Mediant on behalf of all its clients.
How are votes counted?
Votes will be counted by Mediant, who will separately count (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes and (b) for Proposal No. 2 to ratify the selection of our auditor, votes “For” and “Against,” as well as abstentions. If your shares are held in street name, you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the institution that holds your shares to vote your shares. If you do not give instructions to the institution that holds your shares, the institution that holds your shares can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” for more information. Broker non-votes on Proposal No. 1 will have no effect and will not be counted towards the vote total for Proposal No. 1. “Withhold” votes will have no effect on the outcome of the vote with respect to Proposal No. 1. Abstentions are not applicable with respect to Proposal No. 1. and will not affect the vote total for Proposal No. 2.
How are director nominee withhold votes treated?
Director nominees are elected by a plurality of the votes cast. The nominees receiving the highest number of votes “For” will be elected. Votes may be cast “For” or may be “Withheld” with respect to either or both of the director nominees. For purposes of the election of directors, votes that are “Withheld” and broker non-votes (described below) will be counted as “present” for purposes of establishing a quorum but will not be counted as votes cast and will have no effect on the result of the vote.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank, or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank, or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank, or other securities intermediary votes on, the shares that are not voted on “non-routine” matters are counted as “broker non-votes.”
Which ballot measures are considered “routine” and “non-routine”?
The election of directors (Proposal No. 1) is considered a “non-routine” matter under applicable rules. A broker or other nominee cannot vote without instructions from the beneficial owners on non-routine matters, and therefore we expect there may be broker non-votes on Proposal No. 1. The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal No. 2) is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 2.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a quorum will exist if stockholders holding a majority of the outstanding shares of common stock entitled to vote are present by remote communication or represented by proxy. Abstentions, withheld votes, and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the Annual Meeting may be adjourned or postponed until a quorum is obtained.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone, and your instructions do not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2025.
Will a list of record stockholders as of the Record Date be available?
For the ten days ending the day prior to the Annual Meeting, the list will be available at our corporate headquarters, 27 West 24th Street, Suite 702, New York, NY 10010, for examination by any stockholder of record for a legally valid purpose upon prior written request. Please direct your prior written request to us via email at info@tourmalinebio.com.
What if other matters not on the proxy card are brought before the Annual Meeting for action by the stockholders?
As of the date of this proxy statement, our Board does not intend to present any matters other than those described in this proxy statement at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding Proxy Materials to beneficial owners.
What does it mean if I receive more than one notice or more than one set of materials?
It means that you have more than one account for your Tourmaline shares. Please vote by Internet or telephone using each of the identification numbers marked on each notice of Annual Meeting, or complete and submit all proxies by mail to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date by Internet, telephone, or mail.
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at 27 West 24th Street, Suite 702, New York, New York 10010.
•You may attend the Annual Meeting and vote. Please note, however, that simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by such nominee.
When are stockholder proposals or director nominations due for next year’s Annual Meeting of Stockholders?
To be considered for inclusion in the proxy materials for the 2026 Annual Meeting of the Company (the “2026 Annual Meeting”), your stockholder proposals must be submitted in writing by December 22, 2025, to our Corporate Secretary at 27 West 24th Street, Suite 702, New York, NY 10010. However, if the date of the 2026 Annual Meeting is more than 30 days from June 4, 2026, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting. In addition, if you wish to present any other business at the 2026 Annual Meeting or to nominate a director pursuant to our bylaws, you must provide written notice to us not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting (March 6, 2026 and February 4, 2026, respectively); provided, that if the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, you must give notice not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to the 2026 Annual Meeting and (b) the tenth day following the day on which notice of the date of the 2026 Annual Meeting was mailed or public disclosure of the date of the 2026 Annual Meeting was made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the Annual Meeting?
We will announce voting results pursuant to the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results become available.

How does the October 2023 merger with Talaris Therapeutics affect the disclosures in this proxy statement?
On October 19, 2023, Tourmaline (formerly Talaris Therapeutics, Inc., “Talaris”) completed its business combination in accordance with the terms of the Agreement and Plan of Merger, dated as of June 22, 2023 (the “Merger Agreement”), by and among Talaris, Tourmaline Sub, Inc. (formerly Tourmaline Bio, Inc., “Legacy Tourmaline”) and Terrain Merger Sub, Inc., a direct wholly owned subsidiary of Talaris (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Tourmaline, with Legacy Tourmaline surviving as a direct wholly owned subsidiary of Talaris and the surviving corporation of the merger (the “Reverse Merger”). As a result of the Reverse Merger, (i) Legacy Tourmaline changed its name from “Tourmaline Bio, Inc.” to “Tourmaline Sub, Inc.,” and (ii) Talaris changed its name from “Talaris Therapeutics, Inc.” to “Tourmaline Bio, Inc.” Following the completion of the Reverse Merger, the business conducted by the Company became primarily the business conducted by Legacy Tourmaline.
Also on October 19, 2023, in connection with and prior to the completion of the Reverse Merger, Talaris effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”). Unless otherwise noted, all references to common stock shares and per share amounts in this proxy statement have been retroactively adjusted to reflect, where applicable, the Reverse Stock Split.
Following the completion of the Reverse Merger, on June 30, 2024, Tourmaline Sub, Inc. merged with and into Tourmaline Bio, Inc., with Tourmaline Bio, Inc. as the surviving entity.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background
Our Board is divided into three classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) will be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred, subject to the election and qualification of such director’s successor, or until such director’s earlier death, resignation, or removal.
At the Annual Meeting, stockholders will have an opportunity to vote for the re-election of Caley Castelein, M.D., and Aaron Kantoff, to serve as Class I directors. Each director nominee to be elected will hold office from the date of their election by the stockholders until the 2028 Annual Meeting of Stockholders or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Board Recommendation
The Board unanimously recommends a vote “FOR” the election of each of the Class I director nominees.
DIRECTORS AND NOMINEES
This section provides information as of the date of this proxy statement about each Class I director nominee as well as those directors whose terms continue after the Annual Meeting. The information includes age, all positions and offices held with us, length of service as a director, principal occupation, and employment for the past five years and the names of other publicly held companies of which s/he has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of April 15, 2025, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 37.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Each of Caley Castelein, M.D., and Aaron Kantoff has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast on the proposal.
Class I Nominees for Election to a Three-Year Term Expiring at the 2028 Annual Meeting of Stockholders
Caley Castelein, M.D., age 54
Caley Castelein, M.D., has served as a member of our Board since October 2023 and previously served as a member of the board of directors of Legacy Tourmaline from September 2022 until the consummation of the Reverse Merger. Dr. Castelein co-founded Legacy Tourmaline. Since March 2006, he has served as a Managing Director and founder of Kearny Venture Partners, L.P., a healthcare venture capital fund. Additionally, he founded KVP Capital, L.P. in 2013 and manages the fund, which invests in small and mid-cap healthcare companies. Since March 2015, he has served as a director at NewBridge Pharmaceuticals FZ, LLC, a specialty therapeutics company. Since February 2017, Dr. Castelein has served as a member of the board of directors of Aerpio Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company, which merged with Aadi Bioscience, Inc. in August 2021 and in March 2025 was renamed Whitehawk Therapeutics, Inc., where he now serves as Chair. Dr. Castelein served as a member of the board of directors for Boreal Genomics, Inc., a diagnostics company, from October 2010 until its sale in September 2021; Waterstone Pharmaceuticals, Inc., a pharmaceutical company, from March 2015 to March 2018; AliveCor, Inc., a medical device company, from April 2015 to March 2020; Wellpartner, Inc., a pharmaceutical distribution solutions company, from March 2015 to November 2017; and Neos Therapeutics, Inc., a pharmaceutical company, from March 2015 to July 2015. Dr. Castelein holds an A.B. from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Castelein is qualified to serve on our Board due to his extensive investment expertise in the healthcare industry and experience as a director of numerous biopharmaceutical companies.
Aaron Kantoff, age 39
Aaron Kantoff has served as a member of our Board since October 2023 and previously served as a member of the board of directors of Legacy Tourmaline from September 2022 until the consummation of the Reverse Merger. Mr. Kantoff has served as a founder and Managing Partner of Scion Life Sciences, which is affiliated with Petrichor, since January 2022. Mr. Kantoff has also served as a member of the board of directors for Avalo Therapeutics (NASDAQ: AVTX) since March 2024. From May 2020 until September 2021, Mr. Kantoff served as a venture partner of Medicxi Ventures, an investment firm focused on the life sciences sector, where he served on the board of directors of Centessa Pharmaceuticals (NASDAQ: CNTA) from January 2021 to July 2022. Prior to joining Medicxi, from August 2011 to April 2019, Mr. Kantoff was a partner at Apple Tree Partners (“ATP”), a NYC-based life science venture capital firm. While at ATP, Mr. Kantoff served on the boards of several portfolio companies, including Akero Therapeutics (NASDAQ: AKRO) from May 2018 to April 2019, Corvidia Therapeutics (acquired by Novo Nordisk) from January 2016 to April 2019, and Syntimmune (acquired by Alexion) from October 2014 to November 2018, as well as other privately-held and publicly traded biotechnology companies. Prior to joining ATP in 2011, Mr. Kantoff held roles in private equity and investment banking. He also served on the board of directors for RayzeBio, Inc. (acquired by Bristol Myers Squibb Co.), a targeted radiopharmaceutical company in which he was a co-founder, from February 2020 to September 2023. Mr. Kantoff earned a B.S. in Finance and International Business from New York University’s Stern’s School of Business. We believe Mr. Kantoff is qualified to serve on our Board due to his experience as a seasoned investor and operator in the life sciences industry.
Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Sandeep Kulkarni, M.D., age 43
Sandeep Kulkarni, M.D., has served as our Chief Executive Officer and a member of our Board since October 2023 and previously served as Chief Executive Officer and a member of the board of directors of Legacy Tourmaline from September 2022 until the consummation of the Reverse Merger. In September 2021, Dr. Kulkarni co-founded Tourmaline Bio, LLC, which was converted into Legacy Tourmaline in September 2022. Since March 2022, Dr. Kulkarni has served as a member of the board of directors of Zura Bio Limited. Dr. Kulkarni was a Managing Director at KVP Capital from August 2020 to June 2022. Prior to KVP Capital, Dr. Kulkarni served in multiple roles at Roivant Sciences from July 2018 to June 2020, including as the Chief Operating Officer of Immunovant, Inc. and Vice President Special Projects, and Ombudsman to the Investment Committee. From September 2017 to February 2018, Dr. Kulkarni was Senior Investment Analyst at Consonance Capital, a healthcare investment firm, and Investment Analyst on the Life Sciences team at QVT Financial LP from April 2013 to August 2017. Dr. Kulkarni earned a B.A. in Economics from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Kulkarni is qualified to serve on our Board due to his extensive industry knowledge and substantial experience in the life sciences industry.
Mark D. McDade, age 69
Mark D. McDade has served as a member of our Board since October 2023 and previously served as a member of the board of directors of Talaris from November 2018 until the consummation of the Reverse Merger. Since January 2017, Mr. McDade has been co-founder and Managing Partner of the Qiming US Healthcare Fund, a venture capital firm based in Seattle and formed in January 2017. Prior to Qiming, from April 2008, Mr. McDade was Executive Vice President, Corporate Development, and from January 2009, EVP and Chief Operating Officer, at UCB S.A. (OTC: UCBJF), a Belgian biopharmaceutical company, until his retirement from UCB in October 2016. From November 2002 to September 2007, Mr. McDade served as Chief Executive Officer and a member of the board of directors of PDL BioPharma, Inc. (Nasdaq: PDLI), a biotechnology company. From 2000 to 2002, Mr. McDade was Chief Executive Officer of Signature BioScience, Inc., a drug discovery company. Previously,

Mr. McDade also served on the board of directors of Dermira, Inc. (Nasdaq: DERM), and as chairman of the board of Aimmune Therapeutics, Inc. (Nasdaq: AIMT), until both companies were acquired by Eli Lilly and Company (NYSE: LLY) and Nestle SA (OTC: NSRGY), respectively, in March and October 2020. Previously, Mr. McDade also served on the board of directors of publicly traded companies Phillips Edison Grocery Center REIT II, Inc. and Five Prime Therapeutics, Inc. (Nasdaq: FPRX). Mr. McDade received a B.A. in History from Dartmouth College and an M.B.A. from the Harvard Business School. We believe Mr. McDade is qualified to serve on our Board due to his executive management, leadership and investing experience in the life sciences industry, as well as his extensive experience as a director of public biopharmaceutical companies.
Parvinder Thiara, age 39
Parvinder Thiara has served as a member of our Board since October 2023 and previously served as a member of the board of directors of Legacy Tourmaline from September 2022 until the consummation of the Reverse Merger. Mr. Thiara founded Athanor Capital in January 2017, a New York-based hedge fund manager, and currently serves as its Chief Investment Officer. Mr. Thiara also serves as a member of the board of directors of Zura Bio Limited. Previously, Mr. Thiara held various roles at D.E. Shaw & Co., including most recently as a Senior Vice President. Mr. Thiara earned a B.A. degree in Chemistry from Harvard College and an M.Sc. degree in Theoretical Chemistry from Oxford University as a Rhodes Scholar. We believe Mr. Thiara is qualified to serve on our Board due to his medical and scientific background, combined with his significant experience as a manager and investor in the life sciences industry.
Class III Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
Clay Siegall, Ph.D., age 64
Clay Siegall, Ph.D., has served as the chair of our Board since December 2023. Dr. Siegall is currently President, Chief Executive Officer, and Chairman of the board of directors of Immunome, Inc. (Nasdaq: IMNM). Dr. Siegall currently serves on the board of directors of Shattuck Labs, Inc. (Nasdaq: STTK). Dr. Siegall previously founded Seattle Genetics (more recently Seagen Inc.) in January 1998. He served in roles including Chief Scientific Officer, President, Chief Executive Officer, and Chairman of the Board through May 2022. Dr. Siegall has served as a director of multiple companies, including at Nurix Therapeutics, Inc. (Nasdaq: NRIX), Umoja Biopharma, Inc., a privately held biotechnology company where he served as Chairman of the Board, Alder BioPharmaceuticals, Inc. (Nasdaq: ALDR), which was acquired by H. Lundbeck A/S in 2019, Mirna Therapeutics, Inc. (Nasdaq: MIRN), and Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE). Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. We believe Dr. Siegall is qualified to serve as a member of our Board due to his experience serving in executive officer positions, service on multiple boards of directors, and extensive knowledge of the biopharmaceutical industry.
Sapna Srivastava, Ph.D., age 54
Sapna Srivastava, Ph.D., has served as a member of our Board since October 2023 and previously served as a member of the board of directors of Talaris from January 2021 until the consummation of the Reverse Merger. Dr. Srivastava has over 20 years of experience as a senior executive in the biopharmaceutical industry. From March 2021 to October 2021, she served as interim Chief Financial Officer at eGenesis Bio. From September 2017 to January 2019, Dr. Srivastava served as the Chief Financial and Strategy Officer at Abide Therapeutics, Inc., a biopharmaceutical company that was acquired by H. Lundbeck A/S in 2019. From April 2015 to December 2016, Dr. Srivastava served as the Chief Financial and Strategy Officer at Intellia Therapeutics, Inc. (Nasdaq: NTLA), a gene editing company. Previously, for nearly 15 years, Dr. Srivastava was a senior biotechnology analyst at Goldman Sachs, Morgan Stanley, and ThinkEquity Partners, LLC. She began her career as a research associate at JP Morgan. Dr. Srivastava currently serves on the board of directors of Nuvalent, Inc. (Nasdaq: NUVL), Aura Biosciences, Inc. (Nasdaq: AURA), Innoviva (Nasdaq: INVA), and Alumis Inc. (Nasdaq: ALMS). Dr. Srivastava holds a Ph.D. from NYU University School of Medicine and a B.S. from St. Xavier’s College, University of Bombay. We believe Dr. Srivastava is qualified to serve as a member of our Board due to her extensive experience in the biopharmaceutical industry, including her prior experience as a chief financial officer and in other management positions.
Board Diversity Matrix (as of April 21, 2025)
The following chart summarizes certain self-identified personal characteristics of our directors. The chart only includes information regarding (1) directors nominated for reelection at the Annual Meeting and (2) directors continuing in office.
Total Number of Directors: 7

Gender	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	5	1	—	1
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	2	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	—	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Non-Employee Director Compensation Policy
In October 2023, we adopted a new director compensation policy for our non-employee directors, which became effective upon closing of the Reverse Merger and was most recently amended in April 2025. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board. Pursuant to the non-employee director compensation policy, each of our non-employee directors receives an annual cash retainer of $40,000, to be pro rated if he or she is serving as a director for less than the full year. If our chair is a non-employee director, the chair receives an additional annual cash retainer of $30,000. In addition, all non-employee directors who served on one or more committees in 2024 were eligible to receive the following committee cash retainers:

Committee	Non-Chair Member Annual Retainer	Chair Annual Retainer
Audit Committee(1)	$7,500	$15,000
Compensation Committee	$6,000	$12,000
Nominating and Corporate Governance Committee(2)	$4,000	$8,000

(1)    Effective January 1, 2025, the Audit Committee Non-Chair Member Annual Retainer and Chair Annual Retainer are $9,375 and $18,750, respectively.
(2)    Effective January 1, 2025, the Nominating and Corporate Governance Committee Non-Chair Member Annual Retainer and Chair Annual Retainer are $5,000 and $10,000, respectively.
All cash retainers are earned on a quarterly basis based on a calendar quarter and are paid in arrears on the last day of each fiscal quarter in which the service occurred. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings. Other than the annual retainers and committee cash retainers paid pursuant to our non-employee director compensation policy described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Director compensation is reviewed regularly, generally on an annual basis, by the Compensation Committee of our Board (the “Compensation Committee”). In setting director compensation, including any modifications to the non-employee director compensation policy, the Compensation Committee considers several factors including the Company’s size and stage of development and market data of the Company’s peer group, as described below under “Executive Compensation Information” of this proxy statement. The Compensation Committee also considers recommendations from its independent compensation consultant in making these determinations.
Our non-employee director compensation policy provided that for each non-employee director who was first elected or appointed to the Board in 2024, on the date of such eligible director’s initial election or appointment to the Board (or, if such date was not a market trading day, the first market trading day thereafter), the eligible director would automatically, and without further action by the Board or the Compensation Committee, be granted a stock option to purchase 20,000 shares of our common stock (the “Initial Grant”). Effective January 1, 2025, the Initial Grant was increased to 33,600 shares of our common stock. The shares subject to each Initial Grant vest in substantially equal monthly installments over the three-year period following the date of grant such that the Initial Grant is fully vested on the third anniversary of the date of grant, subject to such eligible director’s Continuous Service (as defined in the Company’s 2023 Equity Incentive Plan, the “2023 Plan”) through each such vesting date. The Initial Grant will vest in full upon a Change in Control (as defined in the 2023 Plan) of the Company.
In addition, on the date of the 2024 annual stockholder meeting of the Company, each non-employee director who continued to serve as a member of the Board following such annual meeting automatically, and without further action by the Board or the Compensation Committee, was granted a stock option to purchase 10,000 shares of our common stock (the “Annual Grant”). Effective January 1, 2025, and as of the 2025 Annual Meeting, the Annual

Grant was increased to 16,800 shares of common stock of the Company. In the first year of an eligible director’s service, on the date of the first annual meeting following such eligible director’s election or appointment and in addition to the Annual Grant, and without further action by the Board or the Compensation Committee, such eligible director will be granted a prorated Annual Grant (the “Prorated Annual Grant”) to purchase the number of shares of our common stock equal to 10,000 multiplied by a fraction (the numerator of which is equal to (i) 12 minus (ii) the number of completed months since the most recent annual meeting that occurred prior to the eligible director’s date of election or appointment, and the denominator of which is 12), with the resulting number of shares rounded down to the nearest whole share. The shares subject to the Annual Grant and Prorated Annual Grant will cliff vest upon the earlier of (x) the first anniversary of the date of grant and (y) the annual meeting that immediately follows the date of grant, subject to such eligible director’s Continuous Service (as defined in the 2023 Plan) through the vesting date. The Annual Grant and Prorated Annual Grant will vest in full upon a Change in Control (as defined in the 2023 Plan). For fiscal year 2024, our non-employee director compensation policy provided that the grant date fair value of the Annual Grant would not exceed $375,000 (the “Annual Grant Maximum”), as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). Effective January 1, 2025, the Annual Grant Maximum was increased to $400,000.
Director Compensation
The following table sets forth information concerning the compensation earned by our non-employee directors and expenses reimbursed to them during the year ended December 31, 2024. Sandeep Kulkarni, M.D., Chief Executive Officer of the Company, did not receive additional compensation for his service as a director in fiscal year 2024, and therefore is not included in the Director Compensation table below. All compensation paid to Dr. Kulkarni is reported below in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash and Expenses Reimbursed ($)	Option Awards ($)(1)	Total ($)
Caley Castelein, M.D.	55,500	98,832	154,332
Aaron Kantoff	56,000	98,832	154,832
Mark D. McDade	53,500	98,832	152,332
Clay Siegall, Ph.D.	81,883	148,248	230,131
Sapna Srivastava, Ph.D.	59,000	98,832	157,832
Parvinder Thiara	46,545	98,832	145,377

(1)    Amount reflects the aggregate grant date fair value of options granted during 2024 computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the director upon the exercise of the stock options or the sale of the common stock underlying such stock options.

As of December 31, 2024, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
Caley Castelein, M.D.	20,000
Aaron Kantoff	57,890
Mark D. McDade	30,000
Clay Siegall, Ph.D.	35,000
Sapna Srivastava, Ph.D.	30,000
Parvinder Thiara	20,000

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee of our Board (the “Audit Committee”) has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte has served as our independent registered public accounting firm since the closing of the Reverse Merger, served as Talaris’ independent registered public accounting firm since 2019 and served as Legacy Tourmaline’s independent registered public accounting firm since 2022.
In accordance with the rules of the SEC and our Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, retention and oversight of our independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. The Board, however, considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Deloitte, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Required Vote and Board Recommendation
Ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte.
Principal Accountant Fees and Services
The following table provides information regarding the aggregate fees paid to Deloitte for services rendered to Legacy Tourmaline, prior to the closing of the Reverse Merger, and to the Company, following the closing of the Reverse Merger, for the fiscal years ended December 31, 2024 and 2023. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$1,281,602	$1,414,174
Audit-Related Fees	—	—
Tax Fees(2)	64,110	22,050
All Other Fees(3)	4,126	4,126
Total Fees	$1,349,838	$1,440,350

(1)    Audit Fees in 2024 consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements and reviews of interim consolidated financial statements for the fiscal year ending December 31, 2024 and fees related to consents issued in connection with regulatory filings associated with the January 2024 Offering and November 2024 ATM Sales Agreement. Audit Fees in 2023 consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements and reviews of interim consolidated financial statements for the fiscal year ending December 31, 2023 and fees related to consents issued in connection with regulatory filings associated with the Reverse Merger and related financing.

(2)    Tax Fees consist of fees for professional services performed by Deloitte with respect to tax compliance and tax advisory services.
(3)    All Other Fees consist of subscription fees for use of Deloitte’s accounting research tool.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE REPORT
Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Tourmaline Bio, Inc.
Audit Committee
Sapna Srivastava, Ph.D. (Chair)
Caley Castelein, M.D.
Mark D. McDade

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under rules and regulations of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s outside counsel, as applicable, to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his/her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has evaluated, with respect to each of our directors, whether any relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board has determined that all of our directors, other than Sandeep Kulkarni, M.D., qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Kulkarni is not considered independent because of his employment as our Chief Executive Officer. In making these determinations, our Board considered the applicable Nasdaq rules and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq rules and regulations.
Leadership Structure of the Board
We regularly review the Board leadership structure. We believe the current leadership structure of the Board, in which the roles of Chair of the Board and Chief Executive Officer are separated, best serves our overall corporate structure and the Board’s ability to carry out its roles and responsibilities on behalf of our stockholders, including its oversight of management and corporate governance matters. We also believe that the current structure allows our Chief Executive Officer to focus on managing the Company, while leveraging our independent Chair of the Board’s experience to drive accountability at the Board level. We do not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chair of the Board being held by different individuals, or whether the Chair of the Board should be an employee of the Company or should be elected from among the non-employee directors. Our needs and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in our best interests. In the event the Board elects as its Chair of the Board a director who is not independent, one of the independent directors may be designated by the Board as lead independent director to serve until replaced by the Board.
Currently, Clay Siegall, Ph.D., a non-employee director, serves as the Chair of the Board, and Sandeep Kulkarni, M.D., serves as a director and our Chief Executive Officer. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and our stockholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chair of the Board is currently the most appropriate structure for the Company because this structure is consistent with best corporate governance practices. In addition, our Board believes this structure creates an environment in which there are candid disclosures by management to the Board about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters.

Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including cybersecurity. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and, if appropriate, approves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Composition and Diversity
The Corporate Governance Guidelines include an affirmation that the Company believes in diversity along multiple dimensions and values the benefits diversity can bring to its Board. Diversity includes gender, race, color, sexual orientation, disability, age, ethnicity, national origin, business experience, functional expertise, stakeholder expectations, culture, and geography. We periodically assess the skills, experience, knowledge, and backgrounds of our directors in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of skills, experience, knowledge, and backgrounds, including an appropriate number of women directors. In addition, in considering new candidates for the Board, efforts shall be made to consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board.
Audit Committee
Our Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The primary function of the Audit Committee is to provide assistance to the Board in fulfilling its responsibilities relating to corporate accounting and auditing, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company’s systems of internal controls regarding finance, accounting, legal compliance, ethics and cyber-security that management and the Board have established, the performance of the Company’s internal audit function, if any, and the registered public accounting firm (“independent auditor”), and the qualifications and independence of the Company’s independent auditor. The Audit Committee also maintains a free and open means of communication between directors, the independent auditor, the internal auditor, if any, and the management of the Company.
The current members of our Audit Committee are Caley Castelein, M.D., Mark McDade, and Sapna Srivastava, Ph.D. Dr. Srivastava serves as the chair of the Audit Committee. All current members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Dr. Srivastava qualifies as an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has determined that each of the members of the Audit Committee is independent under the applicable rules of Nasdaq and under the applicable rules of the SEC, in particular, Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and the committee reviews compliance with its charter annually. A copy of the Audit Committee charter is available on the Governance section of our website at https://ir.tourmalinebio.com/governance/documents-charters.

Compensation Committee
Our Compensation Committee reviews and evaluates our overall compensation philosophy for executives. The Compensation Committee also reviews and recommends to the Board for approval corporate goals and objectives relevant to compensation of our employees and officers, including our Chief Executive Officer, and evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and recommends to the Board for approval, the Chief Executive Officer’s cash and equity compensation based on such evaluations. In addition, the Compensation Committee approves the compensation for all of our other executives and oversees equity grants to our other executives. The Compensation Committee also reviews director compensation at least annually, including equity compensation and cash retainers for committee service, and approves any changes to our non-employee director compensation policy.
The current members of our Compensation Committee are Aaron Kantoff, Mark McDade, Clay Siegall, Ph.D., and Parvinder Thiara. Mr. Kantoff serves as the chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and under the applicable rules of the SEC, in particular, Rule 10C-1 under the Exchange Act, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Compensation Committee charter is available on the Governance section of our website at https://ir.tourmalinebio.com/governance/documents-charters.
Compensation Committee Processes and Procedures
The Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management and the committee’s compensation consultant. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice, and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Since 2023, the Compensation Committee has engaged Aon’s Human Capital Solutions (“Aon”) to establish and evaluate the efficacy of the Company’s compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals and to assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration. The Compensation Committee reviews and revises that group on an annual basis based on the recommendations of Aon each year.

For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and compensation-related recommendations submitted to the Compensation Committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the Compensation Committee, which recommends to the Board any adjustments to his cash compensation as well as equity awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as accomplishments against Board-approved corporate goals, financial reports and projections, operational data and achievements, accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board and the composition of the Board’s standing committees. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting, oversight over executive succession planning, and making recommendations to our Board concerning governance matters, including director independence in accordance with the requirements prescribed by Nasdaq. The current members of our Nominating and Corporate Governance Committee are Caley Castelein, M.D., Aaron Kantoff, and Sapna Srivastava, Ph.D. Dr. Castelein currently serves as the chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Nominating and Corporate Governance Committee charter is available on the Governance section of our website at https://ir.tourmalinebio.com/governance/documents-charters.
In recommending candidates for election to the Board at the Annual Meeting of Stockholders, any special meeting of stockholders, or when filling any vacancies or newly created directorships, the independent members of the Nominating and Corporate Governance Committee may consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment, experience as a board member or executive officer of another publicly held company, having a diverse personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board.
The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group of directors that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an Annual Meeting, the stockholder must provide notice to us in a timely manner. See “When are stockholder proposals or director nominations due for next year’s Annual Meeting of Stockholders?” for additional information. Our bylaws specify requirements as to the form and content of a stockholder’s notice and updates and supplements to such notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, which is available, without charge, from our Corporate Secretary, at 27 West 24th Street, Suite 702, New York, NY 10010.
Corporate Governance Guidelines
The Board has adopted the Tourmaline Bio, Inc. Corporate Governance Guidelines for the conduct and operation of the Board in order to give directors a framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, including diversity, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and Board committees and compensation.
Code of Conduct
The Board has adopted a Code of Conduct (the “Code”) applicable to all of our employees, officers and directors. The Code is available at the Governance section of our website at https://ir.tourmalinebio.com/governance/documents-charters. If we were ever to amend or waive any provision of the Code that applies to our principal executive officer, principal financial officer, principal accounting officer, or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards will also be made available on our website. The reference to our website address here and elsewhere in this proxy statement does not constitute incorporation by reference of the information contained at or available through our website.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
In 2024, our Board met seven times, the Audit Committee met four times, the Compensation Committee met three times and the Nominating and Corporate Governance Committee met three times. All then-current Board members attended 75% or more of the meetings of the Board and of the committees on which they served during 2024. In addition, we encourage all of our directors and nominees for director to attend our Annual Meeting of Stockholders, but attendance is not mandatory. Six of our directors attended the 2024 Annual Meeting.
Stockholder Communications with the Board
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of Corporate Secretary at 27 West 24th Street, Suite 702, New York, NY 10010. The Corporate Secretary will forward the communication to the Board members.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees (the “Insider Trading Policy”). A copy of the Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading.
Hedging Policy
Our Insider Trading Policy prohibits hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our securities, purchasing our securities on margin, or holding it in a margin account and pledging our shares as collateral for a loan.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2023, other than as described below, there has not been, nor is there any proposed transaction where we were or will be a participant in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2023 and 2024, and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation—Narrative to Summary Compensation Table.” For additional information about the October 2023 Reverse Merger with Talaris, see “How does the October 2023 merger with Talaris Therapeutics affect the disclosures in this proxy statement?” on page 6.
Talaris Related Person Transactions
April Reduction in Force
On April 14, 2023, Talaris announced a second reduction in force as part of its efforts to execute on its evaluation of strategic alternatives and in order to extend its resources (the “April Reduction in Force”). In connection with the April Reduction in Force, the following members of Talaris’ executive team left Talaris to pursue new opportunities: (i) Scott Requadt, J.D., M.B.A., former President and Chief Executive Officer, effective May 26, 2023; (ii) Nancy Krieger, M.D., former Chief Medical Officer, effective April 28, 2023; (iii) Michael Zdanowski, former Chief Technology Officer, effective April 28, 2023; and (iv) Andrew Farnsworth, former Chief Human Resources Officer, effective May 26, 2023. Effective May 26, 2023, Mary Kay Fenton, the then Chief Financial Officer of Talaris, was appointed as the Chief Financial Officer and Interim Chief Executive Officer and President of Talaris.
Each departing member of Talaris’ executive team was entitled to receive severance benefits pursuant to Talaris’ Amended and Restated Executive Severance and Change in Control Plan (the “Talaris Severance Plan”). In addition, each departing member of Talaris’ executive team executed a separation and release agreement satisfactory to Talaris.
On April 14, 2023, Talaris entered into a retention agreement with Ms. Fenton (the “Fenton Retention Agreement”), pursuant to which Ms. Fenton was eligible to receive a one-time cash retention bonus in the amount of six months of her base salary in effect on the Retention Date (as defined in the Fenton Retention Agreement) from Talaris in consideration for Ms. Fenton’s continued employment through the Reverse Merger or, in certain circumstances, upon liquidation or dissolution of Talaris. The benefits provided to Ms. Fenton pursuant to the Fenton Retention Agreement are in addition to any payments she may become eligible for pursuant to the Severance Plan. The amount of such retention bonus was $236,600.
On May 26, 2023, Talaris and Mr. Requadt entered into a strategic advisor agreement, pursuant to which Mr. Requadt provided consulting and strategic business activities to Talaris as requested through August 26, 2023, in exchange for a monthly retainer of $50,000.

Other Related Parties
Dr. Suzanne T. Ildstad served as Talaris’s Chief Scientific Officer from November 2018 until August 31, 2022, when she transitioned to Senior Scientific Advisor. Dr. Ildstad remained a member of Talaris’s board of directors until the Reverse Merger. Suzanne Tollerud, Dr. Ildstad’s daughter, joined Talaris as Director of Business Operations in 2014 and in 2018 was appointed as Talaris’ Vice President, Business Operations. In 2019, she was promoted to Talaris’ Vice President, Operations. In 2021, she was promoted to Talaris’ Vice President, Corporate Development. During the year ended December 31, 2023, Ms. Tollerud received total cash compensation, including base salary, bonus, severance, and other compensation, of $765,573. Ms. Tollerud was awarded three grants of options to purchase common stock in 2020, all of which were to vest in 48 equal monthly installments from the vesting commencement date. She received an award for 36,822 options on February 7, 2020, an award for

13,192 options on August 20, 2020, and an award for 23,259 options on October 2, 2020. Ms. Tollerud was awarded an additional grant of options to purchase common stock and two RSU grants on February 1, 2022. She received an award for 42,750 options which were to vest over four years, an award for 9,500 RSUs which were to vest annually over four years, and an award for 30,220 RSUs, 25% of which vested on August 1, 2022, 25% of which vested on February 1, 2023 and the remaining 50% which was to vest on February 1, 2024. In addition, Ms. Tollerud was granted 75,000 options and SARs on February 1, 2023, one-third of which vested on August 1, 2023 and the remaining two-thirds of which were to vest on August 1, 2024. Such appointment and compensation, including option awards and RSU awards, were approved by the Talaris board of directors. Pursuant to the Merger Agreement, the outstanding options, RSUs and SARs held by Ms. Tollerud as of immediately prior to the effective time of the Reverse Merger were cancelled and settled into shares of Talaris common stock. Based on information reported by Talaris to Legacy Tourmaline in connection with the Reverse Merger, such equity awards settled into an aggregate of 9,498 shares of common stock (after giving effect to the Reverse Stock Split).
Legacy Tourmaline Related Person Transactions
Common Stock Issuance
In May 2023, Keith Manchester, who is affiliated with Fourth Avenue FF Opportunities LP – Series Z, which was then a five percent holder of Legacy Tourmaline’s outstanding capital stock, early exercised his option to purchase 950,000 shares of Legacy Tourmaline’s common stock (which share amount does not give effect to the exchange ratio of 0.7977 shares of the Talaris common stock for each share of Legacy Tourmaline common stock outstanding immediately prior to the Reverse Merger) for $0.01 per share (the “Fourth Avenue Shares”). Legacy Tourmaline subsequently repurchased the Fourth Avenue Shares from Keith Manchester at $0.22 per share for an aggregate purchase price of $209,000. Fourth Avenue FF Opportunities LP – Series Z then purchased the Fourth Avenue Shares from Legacy Tourmaline for $0.22 per share for an aggregate purchase price of $209,000.
Series A Preferred Stock Financing and Related Agreements
In May 2023, Legacy Tourmaline entered into a Series A Preferred Stock Purchase Agreement with certain investors, including some of the Legacy Tourmaline board members and executive officers, beneficial owners of greater than five percent of Legacy Tourmaline’s capital stock and affiliates of certain members of its board of directors, pursuant to which Legacy Tourmaline issued and sold to such investors an aggregate of 92,200,000 shares of its Series A preferred stock, par value $0.0001 per share, at a purchase price of $1.00 per share for an aggregate purchase price of $92,200,000. Upon the consummation of the Reverse Merger, the Series A preferred stock converted to Tourmaline common stock at a ratio of 1-to-0.07977.
The table below sets forth the aggregate number of shares of Series A preferred stock issued to Legacy Tourmaline’s related parties in this financing:

Name	Series A Preferred Stock (#)	Aggregate Purchase Price ($)
Deep Track Biotechnology Master Fund, Ltd.(1)	20,000,000	20,000,000
Entities affiliated with Cowen(2)	14,000,000	14,000,000
BWP SPV LLC(3)	10,000,000	10,000,000
TCG Crossover Fund I, L.P.(4)	10,000,000	10,000,000
Fourth Avenue FF Opportunities LP – Series Z(5)	5,200,000	5,200,000
Hydra LLC(6)	5,000,000	5,000,000
KVP Capital, LP(7)	1,350,000	1,350,000
Entities affiliated with Petrichor(8)	5,000,000	5,000,000
Sandeep Kulkarni, M.D.(9)	390,000	390,000
Brad Middlekauff, J.D.(10)	250,000	250,000

Kevin Johnson, Ph.D.(11)	250,000	250,000
Susan Dana Jones, Ph.D.(12)	50,000	50,000

(1)    Deep Track Biotechnology Master Fund, Ltd. beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock. Rebecca Luse was a principal at Deep Track Biotechnology Master Fund, Ltd. and a member of the board of directors of Legacy Tourmaline.
(2)    CHI IV Public Investments LP and Cowen Healthcare Investments together beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock. Timothy Anderson was an affiliate of CHI IV Public Investments LP and Cowen Healthcare Investments and a member of the board of directors of Legacy Tourmaline.
(3)    BWP SPV LLC beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock.
(4)    TCG Crossover Fund I, L.P. beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock. Cariad Chester was a Partner at TCG Crossover Fund I, L.P and a member of the board of directors of Legacy Tourmaline.
(5)    Fourth Avenue FF Opportunities LP – Series Z beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock.
(6)    Hydra LLC beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock.
(7)    Caley Castelein, M.D., a member of the board of directors of Legacy Tourmaline, is Managing Member of KVP Capital GP, LLC, the General Partner of KVP Capital, LP.
(8)    Petrichor Opportunities Fund I LP and Petrichor Opportunities Fund I Intermediate LP together beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock.
(9)    Sandeep Kulkarni, M.D., was Legacy Tourmaline’s Chief Executive Officer and a member of its board of directors.
(10)    Brad Middlekauff, J.D., was Legacy Tourmaline’s Chief Business Officer and General Counsel.
(11)    Kevin Johnson, Ph.D., was Legacy Tourmaline’s Chief Regulatory Officer.
(12)    Susan Dana Jones, Ph.D., was Legacy Tourmaline’s Chief Technology Officer.

In connection with this Series A preferred stock financing, Legacy Tourmaline entered into investors’ rights, voting and right of first refusal and co-sale agreements, and management rights letters and side letters, containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of Legacy Tourmaline’s preferred stock and certain holders of Legacy Tourmaline’s common stock. These stockholder agreements terminated upon the closing of the Reverse Merger.
Legacy Tourmaline Pre-Closing Financing
In connection with the Merger Agreement, Legacy Tourmaline entered into a Securities Purchase Agreement in June 2023 with certain investors to consummate a financing immediately prior to the effective time of the Reverse Merger (the “pre-closing financing”). Pursuant to the Securities Purchase Agreement, the investors agreed to purchase a certain number of shares (which share amounts do not give effect to the exchange ratio of 0.7977 shares of the Talaris common stock for each share of Legacy Tourmaline common stock outstanding immediately prior to the Reverse Merger) of Legacy Tourmaline common stock for aggregate purchase price of approximately $75,000,000. The closing of the pre-closing financing was conditioned upon the satisfaction or waiver of each of the conditions to the Reverse Merger, with the Reverse Merger anticipated to be consummated substantially simultaneously with the closing of the pre-closing financing, as well as certain other conditions. However, the closing of the Reverse Merger was not conditioned upon the closing of the pre-closing financing.

The table below sets forth the aggregate value of common stock purchased by Legacy Tourmaline’s related parties in this financing. The share amounts below do not give effect to the exchange ratio of 0.7977 shares of the Talaris common stock for each share of Legacy Tourmaline common stock outstanding immediately prior to the Reverse Merger:

Participant	Shares of Common Stock (#)	Total Purchase Price ($)
CHI IV Public Investments LP(1)	3,077,876	4,500,000
Deep Track Biotechnology Master Fund, Ltd.(2)	2,735,890	4,000,000
TCG Crossover Fund I, L.P.(3)	2,564,897	3,750,000
BWP SPV LLC(4)	1,367,945	2,000,000
KVP Capital, LP(5)	341,986	500,000

(1)    CHI IV Public Investments LP is an affiliate of Cowen Healthcare Investments, and beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock. Timothy Anderson was a partner at Cowen Healthcare Investments and a member of the board of directors of Legacy Tourmaline.
(2)    Deep Track Biotechnology Master Fund, Ltd. beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock. Rebecca Luse was a principal at Deep Track Biotechnology Master Fund, Ltd. and a member of the board of directors of Legacy Tourmaline.
(3)    TCG Crossover Fund I, L.P. beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock. Cariad Chester was a Partner at TCG Crossover Fund I, L.P. and a member of the board of directors of Legacy Tourmaline.
(4)    BWP SPV LLC beneficially owned more than five percent of Legacy Tourmaline’s outstanding capital stock.
(5)    Caley Castelein, M.D., a member of the board of directors of Legacy Tourmaline, is Managing Member of KVP Capital GP, LLC, the General Partner of KVP Capital, LP.

Support Agreements and Lock-Up Agreements
Concurrently with the execution of the Merger Agreement, (i) certain stockholders of Legacy Tourmaline (solely in their respective capacities as Legacy Tourmaline stockholders) holding approximately 88.0% of the then outstanding shares of Legacy Tourmaline capital stock entered into support agreements with Talaris and Legacy Tourmaline to vote all of their shares of Legacy Tourmaline capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals, and (ii) certain stockholders of Talaris holding approximately 41.6% of the then outstanding shares of Talaris common stock entered into support agreements with Talaris and Legacy Tourmaline to vote all of their shares of Talaris common stock in favor of certain Talaris voting proposals and against any alternative acquisition proposals.
Also, concurrently with the execution of the Merger Agreement, certain executive officers, directors and greater than 5% stockholders of Legacy Tourmaline entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of Talaris common stock for a period of 180 days until April 16, 2024. Concurrently with the closing of the Reverse Merger, former directors of Talaris who stayed on the Board entered into the Lock-Up Agreements.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers in addition to the indemnification provided in our bylaws. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions
The Audit Committee is responsible for reviewing and approving any related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board or senior management prior to our entry into such a transaction. With certain exceptions set forth in Item 404 of Regulation S-K, the Audit

Committee’s authority covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, (a) the risks, costs, and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. All such notices concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our General Counsel and where applicable, the Audit Committee.

EXECUTIVE OFFICERS
The following sets forth certain information regarding our current executive officers as of April 15, 2025:

Name	Age	Position(s)
Sandeep Kulkarni., M.D.	43	Chief Executive Officer and Director
Ryan Robinson	37	Chief Financial Officer
Brad Middlekauff, J.D.	63	Chief Business Officer and General Counsel
Susan Dana Jones, Ph.D.	65	Chief Technology Officer
Kevin Johnson, Ph.D.	61	Chief Regulatory Officer

Sandeep Kulkarni, M.D., has served as our Chief Executive Officer and a member of our Board since October 2023 and previously served as Chief Executive Officer and a member of the board of directors of Legacy Tourmaline from September 2022 until the consummation of the Reverse Merger. In September 2021, Dr. Kulkarni co-founded Tourmaline Bio, LLC, which was converted into Legacy Tourmaline in September 2022. Since March 2022, Dr. Kulkarni has served as a member of the board of directors of Zura Bio Limited. Dr. Kulkarni was a Managing Director at KVP Capital from August 2020 to June 2022. Prior to KVP Capital, Dr. Kulkarni served in multiple roles at Roivant Sciences from July 2018 to June 2020, including as the Chief Operating Officer of Immunovant, Inc. and Vice President Special Projects, and Ombudsman to the Investment Committee. From September 2017 to February 2018, Dr. Kulkarni was Senior Investment Analyst at Consonance Capital, a healthcare investment firm, and Investment Analyst on the Life Sciences team at QVT Financial LP from April 2013 to August 2017. Dr. Kulkarni earned a B.A. in Economics from Harvard College and an M.D. from the University of California, San Francisco. We believe Dr. Kulkarni is qualified to serve on our Board due to his extensive industry knowledge and substantial experience in the life sciences industry.
Ryan Robinson has served as Tourmaline’s Chief Financial Officer and Treasurer since June 2024. Prior to that, he served as Tourmaline’s Interim Chief Financial Officer from October 2023 and as Vice President of Finance, Controller and Treasurer from July 2023, both until June 2024. Prior to joining Tourmaline, Mr. Robinson served as Vice President of Finance and Treasurer at Korro Bio, Inc., a biotechnology company focused on RNA editing, from July 2020 to July 2023. Mr. Robinson served as Corporate Controller for Jounce Therapeutics, Inc., a public clinical-stage immunotherapy company, from January 2019 to August 2020 and as Jounce’s Assistant Corporate Controller from April 2017 to December 2018. Mr. Robinson earned a B.S. in Management and an M.S. in Accounting from Boston College and is licensed as a Certified Public Accountant.
Brad Middlekauff, J.D., has served as Tourmaline’s Chief Business Officer and General Counsel since June 2022. Prior to joining Tourmaline, Mr. Middlekauff served as Chief Legal Officer of Castle Creek Biosciences, Inc. from May 2021 to May 2022, and as General Counsel and Secretary of Immunovant, Inc. from April 2019 to November 2020. From October 2015 to April 2019, Mr. Middlekauff served as Senior Vice President, General Counsel and Secretary of PDS Biotechnology (f/k/a Edge Therapeutics, Inc.). Mr. Middlekauff earned a B.A. in Political Science from Brown University and a J.D. degree from Yale Law School.
Susan D. Jones, Ph.D., has served as Tourmaline’s Chief Technology Officer since January 2023 and previously served as Tourmaline’s Chief of Technical Operations from June 2022 through January 2023. Prior to joining Tourmaline, Dr. Jones served as Senior Vice President, Product Development for Harpoon Therapeutics, Inc., a publicly traded biotechnology company, from June 2017 to May 2022. Dr. Jones served as Vice President and Principal Consultant with BioProcess Technology Consultants Inc., a biologics chemistry, manufacturing, and controls consulting firm (acquired by BDO USA, LLP in April 2019), from December 2002 through December 2018. Dr. Jones earned a B.A. in Biochemistry from Harvard University and received her Ph.D. in Genetics from the University of California, San Francisco.
Kevin B. Johnson, Ph.D., has served as Tourmaline’s Chief Regulatory Officer since December 2022. Since December 2022, Dr. Johnson has also served as an External Advisory Committee Member of the Master of Professional Science in Regulatory Affairs program at the University of North Carolina Eshleman School of

Pharmacy. Prior to joining Tourmaline, Dr. Johnson served as Chief Regulatory Officer of Ring Therapeutics, Inc., from November 2021 to December 2022, and as Senior Vice President, Global Regulatory Affairs, Quality and Product Development at Inozyme Pharma, Inc., from November 2020 to November 2021. Dr. Johnson was the interim Senior Vice President, Head of Regulatory and Quality at Magenta Therapeutics from September 2020 to November 2020 and served as Senior Vice President of Global Regulatory Affairs, Quality and Pharmacovigilance of Imara, Inc. from August 2018 to September 2020. He also served as Vice President, Global Head of Regulatory and Quality at Sucampo Pharmaceuticals, Inc. from 2017 to 2018. Since 2010, Dr. Johnson has served as a Regenerative Medicine Regulatory and Clinical Advisor at Pharmaknowledge. Dr. Johnson earned a B.S. in Chemistry from the University of South Florida, a MBA from the University of North Carolina Kenan-Flagler Business School, and a Ph.D. in Neurobiology from the University of North Carolina at Chapel Hill School of Medicine.

EXECUTIVE COMPENSATION
Overview
Our principal executive officer and anyone serving as our principal executive officer during the year ended December 31, 2024 and our two other most highly compensated executive officers who were serving at December 31, 2024 (collectively, “named executive officers”) are set forth in the table below. There are no additional individuals who would have been named executive officers but for the fact that they were not serving as executive officers on December 31, 2024.

Name	Position(s)
Sandeep Kulkarni, M.D.	Chief Executive Officer and Director
Ryan Robinson	Chief Financial Officer
Brad Middlekauff, J.D.	Chief Business Officer and General Counsel

Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2024 and December 31, 2023 by the named executive officers:

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Sandeep Kulkarni, M.D.	2024	585,000	—	—	—	263,250	—	848,250
Chief Executive Officer and Director	2023	114,115	—	—	1,797,752	182,444	—	2,094,310
Ryan Robinson(3)	2024	433,980	—	—	791,053	141,875	—	1,366,908
Chief Financial Officer
Brad Middlekauff, J.D.(4)	2024	425,000	—	—	—	157,250	—	582,250
Chief Business Officer and General Counsel

(1)The amounts reflect the grant date fair value of the stock options awarded to the named executive officers during the applicable year. The grant date fair value was computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers upon the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The amounts represent actual bonuses earned for performance in the applicable year, upon the attainment of one or more pre-established company performance goals established by our Board on an annual basis, as well as individual performance in the case of Mr. Robinson and Mr. Middlekauff.
(3)Mr. Robinson became an executive officer of the Company on June 25, 2024 (the “Effective Date”). Prior to that, he served as the Company’s Interim Chief Financial Officer from October 2023. The amount in the column titled “Salary” for Mr. Robinson reflects a prorated annualized salary of $332,200 plus additional annualized compensation of $90,000 (“Eligible Interim CFO Earnings”) for the portion of the year prior to the Effective Date and a prorated annualized salary of $445,000 for the portion of the year after the Effective Date.

(4)Mr. Middlekauff was not a named executive officer in 2023 and thus only 2024 compensation information is shown for him in this table.
Outstanding Equity Awards as of December 31, 2024
The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2024:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Sandeep Kulkarni, M.D.	6/18/2023(1)(2)	198,301	330,493	7.90	6/17/2033
	10/23/2023(3)	74,143	180,064	9.46	10/23/2033
Ryan Robinson	8/15/2023(4)	14,244	25,967	13.92	8/14/2033
	10/23/2023(3)	4,666	11,334	9.46	10/23/2033
	6/25/2024(5)	22,283	54,117	14.21	6/25/2034
Brad Middlekauff, J.D.	6/18/2023(1)(2)	46,876	78,115	7.90	6/17/2033
	10/23/2023(3)	13,641	33,133	9.46	10/23/2033

(1)Options vest and become exercisable such that 25% of the shares subject to the option will vest on June 14, 2024 and thereafter in equal monthly installments over 36 months, subject to each applicable named executive officer’s Continuous Service (as defined in the 2023 Plan).
(2)Under the terms of the Merger Agreement, each option to purchase Legacy Tourmaline common stock that was outstanding and unexercised immediately prior to the Reverse Merger was converted into and became an option to purchase shares of Talaris common stock. Talaris assumed Legacy Tourmaline’s 2022 Equity Incentive Plan in the Reverse Merger and the terms of the stock option agreement by which such option to purchase shares of Legacy Tourmaline common stock was evidenced.
(3)Options granted on October 23, 2023 were top-up option grants made in connection with the Reverse Merger, as recommended to the Board by Aon and vest and become exercisable such that 25% of the shares subject to the option vested on October 23, 2024 and will continue to vest thereafter in equal monthly installments over 36 months, subject to each applicable named executive officer’s Continuous Service (as defined in the 2023 Plan).
(4)Options vest and become exercisable such that 25% of the shares subject to the option vested on July 5, 2024 and will continue to vest thereafter in equal monthly installments over 36 months, subject to Mr. Robinson’s Continuous Service (as defined in the 2023 Plan).
(5)Options vest and become exercisable such that 25% of the shares subject to the option vested on October 18, 2024 and will continue to vest thereafter in equal monthly installments over 36 months, subject to Mr. Robinson’s Continuous Service (as defined in the 2023 Plan).

Narrative to Summary Compensation Table
Annual Base Salary
Our named executive officers receive a base salary to compensate them for the services they provide to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The 2024 annual base salaries for each of our named executive officers are set forth in the table below.

Name	2024 Base Salary
Sandeep Kulkarni, M.D.	$585,000
Ryan Robinson(1)	$445,000
Brad Middlekauff, J.D.	$425,000

(1)Mr. Robinson became the Company’s Chief Financial Officer in June 2024 at an annual salary of $445,000.

The actual salaries earned by each named executive officer for fiscal years 2024 and 2023, as applicable, are set forth in the “Summary Compensation Table” above in the column titled “Salary.”
Non-Equity Incentive Plan Compensation
In 2023, our Board implemented an annual performance-based cash bonus program in which the named executive officers participated. Under the performance bonus program for fiscal year 2024, each named executive officer was eligible to be considered for a cash performance bonus based on (1) a target bonus, expressed as a percentage of each named executive officer’s annual base salary, and (2) the achievement of 2024 corporate goals established by our Board, as determined in its sole discretion, and applicable individual goals with respect to Mr. Robinson and Mr. Middlekauff (Dr. Kulkarni was not subject to an individual multiplier). The annual target bonus for Dr. Kulkarni and Mr. Middlekauff for 2024 was 50% and 40% of annual base salary, respectively. The annual target bonus for Mr. Robinson was 30% of annual base salary and eligible Interim Chief Financial Officer earnings for the portion of the year he served as Interim Chief Financial Officer and 40% of annual base salary for the portion of the year he served as Chief Financial Officer.
The corporate goals established and achieved for the named executive officers for 2024 included various activities and objectives related to clinical trials, manufacturing, regulatory/quality, and general corporate objectives. In January 2025, our Compensation Committee and Board determined that the 2024 corporate multiplier had been achieved for each of the named executive officers at 90% and the individual multipliers had been achieved at 100% (except in the case of Mr. Kulkarni who was not subject to an individual multiplier for 2024 and whose bonus opportunity was based solely on the corporate multiplier).
The actual bonuses earned by each named executive officer for fiscal years 2024 and 2023, as applicable, are set forth in the “Summary Compensation Table” above in the column titled “Nonequity Incentive Plan Compensation.”
Equity-Based Incentive Awards
We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We award equity awards broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of our Board and the Compensation Committee and, in the case of our non-executive employees, by our Chief Executive Officer pursuant to authority delegated to him by our Compensation Committee.
Since the Reverse Merger, all of the Company’s equity incentive awards have been and will continue to be granted under the terms of the Company’s 2023 Plan. The material terms of the equity awards granted to our named executive officers prior to December 31, 2024 are set forth in the section titled “—Outstanding Equity Awards as of December 31, 2024” above. The equity incentive awards may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the section titled “—Potential Payments Upon Termination or Change in Control” below.
Health and Welfare and Retirement Benefits; Perquisites
All of our named executive officers are eligible to participate in our employee benefit plans, including medical, disability and life insurance plans, in each case on the same basis as all of our other full-time employees.

We pay premiums for medical, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. In the case of medical insurance, these may be partial premiums, based on the plan selected by the individual. We generally do not provide perquisites or personal benefits to our named executive officers.
401(k) Plan
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Beginning January 1, 2025, we have agreed to match the first $5,000 of contributions to the 401(k) plan for all eligible employees, including our named executive officers.
Overview of Employment Agreements with Named Executive Officers
As of December 31, 2024, the Company had employment agreements in place with each of its named executive officers. The employment agreements provide for certain payments upon a named executive officer’s termination, as described below. All of the named executive officers are “at-will” employees, which means they have no definitive terms of employment.
Sandeep Kulkarni, M.D.
In connection with and effective as of the closing of the Reverse Merger, on October 19, 2023, we entered into a confirmatory offer letter with Sandeep Kulkarni, M.D. Dr. Kulkarni’s confirmatory offer letter provides for at-will employment and no specific term.
Pursuant to Dr. Kulkarni’s confirmatory offer letter, his annual base salary was increased to $585,000 with an annual target cash incentive payment of up to 50% of his annual base salary for fiscal year 2024. In addition, Dr. Kulkarni was granted an option to purchase 3,186,774 shares of our common stock, adjusted pursuant to the exchange ratio, Reverse Stock Split and any other actions taken by the Company or Legacy Tourmaline in connection with the Reverse Merger, as more fully described in the Merger Agreement. The option has an exercise price per share equal to 100% of the fair market value of the underlying Company common stock on the date of grant, as reported at the closing time on the Nasdaq Global Market. One fourth (25%) of the option vests on the one-year anniversary of the date of grant, and the remainder vest in 36 equal monthly installments thereafter, subject to Dr. Kulkarni’s Continuous Service (as defined in the 2023 Plan) through each such date. The specific terms of this option are governed by the terms of the 2023 Plan and form award agreement thereunder. In February 2025, our Board increased Dr. Kulkarni’s salary to $631,800 (applicable retroactively to January 1, 2025), with an annual target cash incentive payment of up to 55% of his annual base salary for fiscal year 2025.
Dr. Kulkarni’s confirmatory offer letter provides that in the event the Dr. Kulkarni’s employment with the Company terminates as a result of his death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Code and the regulations thereunder), Dr. Kulkarni’s heirs (in the case of his death) or Dr. Kulkarni (in the case of his disability) will be entitled to receive a lump sum payment equal to three months of Dr. Kulkarni’s base salary in effect at the time of such separation from service.

Ryan Robinson
In connection with joining the Company, we entered into an offer letter with Ryan Robinson in June 2023. We subsequently entered into a side letter with Mr. Robinson in November 2023 in connection with his appointment as Interim Chief Financial Offer, and a confirmatory offer letter in June 2024 in connection with his promotion to Chief Financial Officer. Mr. Robinson’s offer letter and confirmatory offer letter both provide for at-will employment and no specific term.
Pursuant to Mr. Robinson’s initial offer letter, his annual base salary was $325,000, he was eligible to receive an annual target cash incentive payment of up to 30% of his annual base salary, and he received a signing bonus in the amount of $40,000. In addition, Mr. Robinson was granted an option to purchase 504,100 shares of our common stock, adjusted pursuant to the exchange ratio, Reverse Stock Split, and any other actions taken by the Company or Legacy Tourmaline in connection with the Reverse Merger, as more fully described in the Merger Agreement. The option has an exercise price per share equal to 100% of the fair market value of the underlying Company common stock on the date of grant. One fourth (25%) of the option vested on the one-year anniversary of the date of grant, and the remainder will continue to vest in 36 equal monthly installments thereafter, subject to Mr. Robinson’s Continuous Service (as defined in the Company’s 2022 Equity Incentive Plan, the “2022 Plan”) through each such date. The specific terms of this option are governed by the terms of the 2022 Plan and form award agreement thereunder.
Pursuant to Mr. Robinson’s side letter entered into in connection with his appointment as Interim Chief Financial Officer, he received Eligible Interim CFO Earnings in the amount of $90,000 on an annualized basis, which was included in the amount of his annual base salary for purposes of calculating his annual target cash incentive payment (collectively, the “Interim CFO Compensation”).
Pursuant to the Mr. Robinson’s confirmatory offer entered into in connection with his promotion to Chief Financial Officer in June 2024, his annual base salary was increased to $445,000 (effective as of the Effective Date), and he was eligible to receive an annual target cash incentive payment of up to 40% of his annual base salary, applicable to base salary earned from the Effective Date (collectively, the “CFO Compensation”). His salary and nonequity incentive plan compensation earned for fiscal year 2024 set forth in the “Summary Compensation Table” above reflect a proration of the Interim CFO Compensation prior to the Effective Date and the CFO Compensation after the Effective Date. In addition, effective as of the Effective Date, Mr. Robinson was granted an option award to purchase 76,400 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant. One fourth (25%) of this option vested on the one-year anniversary of October 18, 2023, and the remainder vests in 36 equal monthly installments thereafter, subject to Mr. Robinson’s Continuous Service (as defined in the 2023 Plan) through each such date. The specific terms of this option are governed by the terms of the 2023 Plan and form award agreement thereunder. In January 2025, the Compensation Committee increased Mr. Robinson’s annual base salary for fiscal year 2025 to $458,000 (applicable retroactively to January 1, 2025).
Mr. Robinson’s confirmatory offer letter provides that in the event his employment with the Company terminates as a result of his death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Code and the regulations thereunder), Mr. Robinson’s heirs (in the case of his death) or Mr. Robinson (in the case of his disability) will be entitled to receive a lump sum payment equal to three months of Mr. Robinson’s base salary in effect at the time of such separation from service.
Brad Middlekauff
In connection with and effective as of the closing of the Reverse Merger, on October 19, 2023, we entered into a confirmatory offer letter with Brad Middlekauff. Mr. Middlekauff’s confirmatory offer letter provides for at-will employment and no specific term.
Pursuant to Mr. Middlekauff’s confirmatory offer letter, his annual base salary was increased from $400,000 to $425,000, and he was be eligible to receive an annual target cash incentive payment of up to 35% of his annual base salary for fiscal year 2023, and up to 40% of his annual base salary beginning in fiscal year 2024. In addition, Mr. Middlekauff was granted an option to purchase 586,361 shares of our common stock, adjusted pursuant to the exchange ratio, Reverse Stock Split, and any other actions taken by the Company or Legacy Tourmaline in connection with the Reverse Merger, as more fully described in the Merger Agreement. The option has an exercise price per share equal to 100% of the fair market value of the underlying Company common stock on the date of grant, as reported at the closing time on the Nasdaq Global Market. One fourth (25%) of the option vests on the one-year anniversary of the date of grant, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Middlekauff’s Continuous Service (as defined in the 2023 Plan) through each such date. The specific terms of this option are governed by the terms of the 2023 Plan and form award agreement thereunder. In January 2025, our Compensation Committee increased Mr. Middlekauff’s annual base salary to $438,000 for fiscal year 2025 (applicable retroactively to January 1, 2025).
Mr. Middlekauff’s confirmatory offer letter provides that in the event Mr. Middlekauff’s employment with the Company terminates as a result of his death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Code and the regulations thereunder), Mr. Middlekauff’s heirs (in the case of his death) or Mr. Middlekauff (in the case of his disability) will be entitled to receive a lump sum payment equal to three months of Mr. Middlekauff’s base salary in effect at the time of such separation from service.
Potential Payments Upon Termination or Change in Control for Named Executive Officers
In connection with the Reverse Merger, the Company adopted an Executive Severance and Change in Control Plan (the “Severance Plan”). Pursuant to the Severance Plan and the participation agreements thereunder, if, within the 3 month period prior to or the 12 month period following a “change in control” (as defined in the Severance Plan), we terminate the employment of the applicable executive without “cause” (excluding death or disability) or such executive resigns for “good reason” (each, as defined in the Severance Plan) and within no more than 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) a lump sum payment equal to the sum of (a) 18 months of then current annual base salary with respect to Sandeep Kulkarni, M.D., our Chief Executive Officer and principal executive officer, 12 months of then current annual base salary with respect to Mr. Robinson, our Chief Financial Officer, and 12 months of then current annual base salary with respect to Mr. Middlekauff, our Chief Business Officer and General Counsel, and (b) 150% with respect to Dr. Kulkarni’s and 100% with respect to Mr. Robinson’s and Mr. Middlekauff’s annual target bonus, less applicable withholdings, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 18 months with respect to Dr. Kulkarni and 12 months with respect to Mr. Robinson and Mr. Middlekauff, and (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of such named executive officer’s then-outstanding equity awards (and in the case of awards subject to performance-based vesting conditions, such performance-based awards shall vest as specified in the applicable award agreement governing such award).
Pursuant to the Severance Plan and the participation agreements thereunder, if, outside of the 3 month period prior to or the 12 month period following a “change in control,” we terminate the employment of the applicable executive without “cause” (excluding death or disability) or such executive resigns for “good reason” and within 60 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) continuing payments of his or her then current annual base salary for a period of 12 months with respect to Dr. Kulkarni and Mr. Middlekauff and 9 months with respect to Mr. Robinson, and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s respective eligible dependents for up to 12 months with respect to Dr. Kulkarni and Mr. Middlekauff and 9 months with respect to Mr. Robinson.

Pursuant to the Severance Plan, in the event any payment to the applicable executive would be subject to the excise tax imposed by Section 4999 of the Code, as a result of a payment being classified as a parachute payment under Section 280G of the Code, such executive will receive such payment as would entitle such executive to receive the greatest after-tax benefit, even if it means that the we pay such executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

In addition to their participation in the Severance Plan, pursuant to the terms of each of our named executive officers’ confirmatory offer letters, each named executive officer will be entitled to other severance benefits in the event his employment with us terminates as a result of the named executive officer’s death or disability.

Under the Severance Plan, “Cause” means that a Company Group Entity, acting in good faith based upon the information then known to the Company Group Entity, determines that an Eligible Employee (as defined below) has: (a) willfully failed to perform the Eligible Employee’s material duties (other than any such failure resulting from the Eligible Employee’s incapacity due to physical or mental illness); (b) willfully failed to comply with any valid and legal directive of our board of directors or its designee; (c) engaged in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to the Company Group or a Company Group Entity; (d) embezzled, misappropriated funds or other assets or committed fraud, whether or not related to the Eligible Employee’s employment with the Company Group Entity; (e) been convicted of or pleaded guilty or nolo contendere in respect of any crime that constitutes a felony (or state law equivalent) or any other crime that constitutes a misdemeanor involving moral turpitude, whether or not related to the Eligible Employee’s employment with the Company Group Entity; (f) willfully violated a material policy of the Company Group Entity; (g) demonstrated habitual absenteeism (other than due to the Eligible Employee’s physical or mental illness or reasonable accommodation due to such illness); and/or (h) materially breached any material obligation under this Plan, the Eligible Employee’s offer letter or employment agreement, as applicable, or the Eligible Employee’s Employee Confidential Information and Inventions Assignment Agreement.

Under the Severance Plan, “Change in Control” means: (a) any person (excluding our employee benefit plans) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of our then outstanding securities; (b) we consummate a merger, consolidation, share exchange, division or other reorganization or transaction with any other corporation unless our outstanding securities immediately prior to the transaction continue to represent at least 50% of the combined voting power immediately after the transaction; or (c) stockholder approval of the liquidation or winding-up of our company or the consummation of the sale or disposition of all or substantially all of our assets; or (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted our Board (including for this purpose any new director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the board of directors.

Under the Severance Plan, “Good Reason” for an employee’s resignation means the occurrence of any of the following undertaken by a Company Group Entity without the employee’s written consent:

(1) a material reduction in a such employee’s base salary, other than as part of a similar reduction in the base salaries of all similarly situated employees of the Company Group Entity;
(2) any material breach by the Company Group of any material provision of this Plan or any material provision of any other agreement between the employee and the applicable Company Group Entity;
(3) a material, adverse change in employee’s title, authority, duties, responsibilities or reporting relationship (other than temporarily while employee is physically or mentally incapacitated as a result of Disability or as required by applicable law); or
(4) the relocation of employee’s principal place of employment by thirty-five (35) or more miles from employee’s then-current principal place of employment.
Clawback Policy
The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules. In compliance with those standards, we have adopted an incentive compensation recoupment policy, or “clawback” policy, which applies to our executive officers, within the meaning of Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, who were employed by us or a subsidiary of the Company during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The policy covers any cash or equity-based incentive compensation award that was paid, earned, or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Policies and Practices Related to the Grant of Certain Equity Awards

We do not have a formal policy or obligation that requires us to award equity or equity-based compensation on specific dates. Our Insider Trading Policy also prohibits directors, officers and employees from trading in our common stock while in possession of or on the basis of material non-public information (MNPI) about us. Neither our Board nor our Compensation Committee takes MNPI into account when determining the timing of equity awards, nor do we time the disclosure of MNPI for the purpose of impacting the value of executive compensation. We generally issue equity awards to our executive officers on a limited and infrequent basis and not in accordance with any fixed schedule. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. Non-employee directors receive automatic initial and annual stock option grants at the time of a director’s appointment or election to the Board and at the time of each annual meeting of our stockholders, respectively. For additional information on our non-employee director compensation policy, see above under the heading “Non-Employee Director Compensation—Non-Employee Director Compensation Policy.”

Emerging Growth Company and Smaller Reporting Company Status
As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation or golden parachute payments, and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees and pay versus performance, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)(4)
Equity Compensation Plans Approved by Stockholders	2,737,909	$11.08	1,958,264
Equity Compensation Plans Not Approved by Stockholders	—	$—	—
Totals	2,737,909		1,958,264

(1)    Includes 1,244,691 options outstanding under the Tourmaline Bio, Inc. 2022 Equity Incentive Plan and 1,479,091 options and 14,127 RSUs outstanding under the 2023 Plan.
(2)    The weighted average exercise price relates only to options. The calculation of the weighted average exercise prices does not include outstanding equity awards that are received or exercised for no consideration.
(3)    Includes 1,551,522 shares of common stock available for future issuance under the 2023 Plan as of December 31, 2024. The 2023 Plan contains an “evergreen” provision, pursuant to which an additional number of shares is automatically added annually to the shares authorized for issuance under the 2023 Plan on January 1st of each calendar year, from January 1, 2024 through (and including) January 1, 2033, in an amount equal to (a) 5% of the total number of shares of common stock issued and outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of common stock as determined by the Board prior to the date of increase. The number of shares available for future issuance under the 2023 Plan increased by 1,280,890 shares on January 1, 2025, due to the effect of this evergreen provision.
(4)     Includes 406,742 shares of common stock available for future issuance under the Tourmaline Bio, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) as of December 31, 2024. The 2023 ESPP contains an “evergreen” provision, pursuant to which an additional number of shares is automatically added annually to the shares authorized for issuance under the 2023 ESPP on January 1st of each calendar year, from January 1, 2024 through (and including) January 1, 2033, in an amount equal to the least of (a) 1% of the total number of shares of common stock issued and outstanding on December 31st of the preceding calendar year; (b) 610,101 shares; or (c) such lesser number of shares of common stock as determined by the Board prior to the date of increase. The number of shares available for future issuance under the 2023 ESPP increased by 256,178 shares on January 1, 2025, due to the effect of this evergreen provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 31, 2025 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all executive officers and directors as a group.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on 25,684,479 shares of common stock outstanding as of March 31, 2025, except as otherwise noted. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, to the best of our knowledge, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of March 31, 2025, upon exercise of outstanding options, vesting of RSUs or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other purpose. Except as otherwise indicated, the address of each of the named executive officers and directors in this table is 27 West 24th Street, Suite 702, New York, New York 10010.

Name of Beneficial Owner	Shares of Common Stock(1)	Shares of Common Stock Issuable within 60 Days(2)	Total Number of Shares of Common Stock Beneficially Owned	Beneficial Ownership %
Greater than 5% Stockholders
RA Capital Management, L.P.(3)	2,538,925	—	2,538,925	9.9%
Avoro Capital Advisors, LLC(4)	2,222,222	—	2,222,222	8.7%
BlackRock, Inc.(5)	1,753,347	—	1,753,347	6.8%
Hydra LLC(6)	1,702,164	—	1,702,164	6.6%
TCG Crossover Fund I, L.P.(7)	1,477,593	—	1,477,593	5.8%
Named Executive Officers and Directors
Sandeep Kulkarni, M.D.(8)	736,735	354,010	1,090,745	4.2%
Ryan Robinson	—	55,008	55,008	*
Brad Middlekauff	69,201	78,410	147,611	*
Caley Castelein, M.D.(9)	974,558	10,000	984,558	3.8%
Aaron Kantoff	45,391	47,890	93,281	*
Mark McDade(10)	742,209	10,555	752,764	2.9%
Clay Siegall, Ph.D.	—	9,444	9,444	*
Sapna Srivastava, Ph.D.	518	10,555	11,073	*
Parvinder Thiara	83,782	10,000	93,782	*
All current directors and executive officers as a group (11 persons)	2,733,162	705,497	3,438,659	13.0%

*    Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.
(2)Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 31, 2025.
(3)Information based on a Schedule 13G/A filed by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (collectively, the “RA Capital Reporting Persons”) on November 14, 2024 with the SEC. The RA Capital Reporting Persons have shared voting and dispositive power over the 2,538,925 shares of our common stock beneficially owned by RA Capital. The address for each of RA Capital and the RA Capital Reporting Persons is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston MA 02116.
(4)Information based on a Schedule 13G filed by Avoro Capital Advisors LLC (“Avoro”) and Behzad Aghazadeh on November 14, 2024 with the SEC. Dr. Aghazadeh is the controlling person of Avoro and has shared voting and dispositive power over the 2,222,222 shares of our common stock beneficially owned by Avoro. The address for each of Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.
(5)Information based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on November 8, 2024 with the SEC. BlackRock has sole voting power as to 1,725,929 of the shares of our common stock beneficially owned by BlackRock and sole dispositive power over the 1,753,347 shares of our common stock beneficially owned by BlackRock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(6)Information based on a Schedule 13G/A filed by Hydra LLC (“Hydra”) and Someit Sidhu on February 14, 2024 with the SEC. Someit Sidhu, manager of Hydra, has shared voting and dispositive power over the 1,702,164 shares of our common stock beneficially owned by Hydra. The address for each of Hydra and Someit Sidhu is PO Box 309, Ugland House, Grand Cayman, KY1-1104.
(7)Information based on a Schedule 13G filed by TCG Crossover Fund I, L.P. (“TCG Crossover I”), TCG Crossover GP I, LLC and Chen Yu (collectively, the “TCG Reporting Persons”) on February 9, 2024 with the SEC. TCG Crossover GP I is the general partner of TCG Crossover I and Chen Yu is the sole managing member of TCG Crossover GP I. Each of the TCG Reporting Persons may be deemed to have shared voting and dispositive power over the 1,477,593 shares beneficially owned by TCG Crossover I. The address for each of TCG Crossover I and the TCG Reporting Persons is 705 High St., Palo Alto, CA 94301.
(8)Consists of (i) 729,735 shares of our common stock held directly by Dr. Kulkarni, (ii) 7,000 shares of our common stock held by Gilead Capital, LP (“Gilead”), and (iii) 354,010 shares of our common stock subject to stock options exercisable as of, or within, 60 days of March 31, 2025. Dr. Kulkarni's spouse is a partner of Gilead and shares voting and investment power with respect to the shares held by Gilead, and therefore Dr. Kulkarni may be deemed an indirect beneficial owner of these shares.
(9)Consists of (i) 516,519 shares of our common stock held by Dr. Castelein and (ii) 458,039 shares of our common stock held by KVP Capital, LP. Dr. Castelein is the Managing Member of KVP Capital GP, LLC, the General Partner of KVP Capital, LP, and, as such, has sole voting and investment power with respect to the shares held by KVP Capital, LP. The address for KVP Capital, LP is Four Embarcadero, Suite 2100, San Francisco, CA 94111.
(10)Consists of (i) 518 shares of our common stock held by Mr. McDade, (ii) 448,431 shares of our common stock held by Qiming U.S. Healthcare Fund III, L.P. (“Qiming III”), (iii) 183,177 shares of our common stock held by Qiming U.S. Healthcare Fund I, L.P. (“Qiming”), (iv) 110,083 shares of our common stock held by Qiming U.S. Healthcare Fund II, L.P. (“Qiming II”), and (v) 10,555 shares of our common stock subject to stock options exercisable as of, or within, 60 days of March 31, 2025. Mr. McDade is a managing member of each of Qiming U.S. Healthcare GP III, LLC (“Qiming GP III”), Qiming U.S. Healthcare GP I, LLC (“Qiming GP”) and Qiming U.S. Healthcare GP II, LLC (“Qiming GP II”), which is the sole general partner of Qiming III, Qiming and Qiming II, respectively. As such, Mr. McDade may be deemed to share voting and dispositive power over the securities held by Qiming III, Qiming and Qiming II. The address of each of Mr. McDade and the entities listed above is 11100 NE 8th Street, Suite 200, Bellevue, WA 98004.

HOUSEHOLDING OF PROXY MATERIALS
In order to reduce printing costs and postage fees, we mail only one copy of the Notice, which includes instructions on how to access our 2024 Annual Report and proxy statement on the Internet, and the proxy card to any one address, unless we receive contrary instructions from any stockholder at that address (known as “householding”).
We will deliver upon written or oral request a separate copy of the 2024 Annual Report and proxy statement to any stockholder at a shared address to which a single copy of the above-mentioned materials was delivered. If you are a stockholder of record, you may contact us by writing c/o Corporate Secretary at our corporate headquarters located at 27 West 24th Street, Suite 702, New York, NY 10010, or by calling us at (646) 481-9832. If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank, or other nominee.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov or in the Financials & Filings section of our website at https://ir.tourmalinebio.com/financials-filings/sec-filings.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By Order of the Board of Directors,
/s/ Brad Middlekauff
Brad Middlekauff
Corporate Secretary
New York, New York
April 21, 2025

TOURMALINE

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting**:

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Tourmaline Bio, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 15, 2025

Wednesday, June 4, 2025 9:00 AM, Eastern Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/TRML for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Eastern Time, June 4, 2025.

Internet:
www.proxypush.com/TRML

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-498-6117

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sandeep Kulkarni and Brad Middlekauff (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tourmaline Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

TOURMALINE

Tourmaline Bio, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect two Class I directors, each to serve until the 2028 Annual Meeting of Stockholders.				
		FOR	WITHHOLD		
	1.01 Dr. Caley Castelein	☐	☐		**FOR**
	1.02 Aaron Kantoff	☐	☐		**FOR**
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as Tourmaline's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	**FOR**
	Note: The proxies are authorized to vote in their discretion such other business as may properly come before the meeting or any adjournment thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/TRML

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date